UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

January 31, 2013

Date of Report (Date of earliest event reported)

CAPITAL ONE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13300	54-1719854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) As previously announced on October 16, 2012, Peter Schnall is leaving his role as Chief Risk Officer of Capital One Financial Corporation (the “Company”), with Kevin Borgmann succeeding him in that role. This management change was made effective on January 31, 2013.

(e) On January 31, 2013, the Compensation Committee (the “Committee”) and the independent members of the Board (the “Independent Directors”) of the Company approved 2013 compensation plans for Mr. Richard D. Fairbank, the Company’s Chairman and Chief Executive Officer, and the Company’s other named executive officers (the “Named Executive Officers”). Consistent with the Company’s long-standing practice, the compensation plans take effect immediately and are designed to directly link Mr. Fairbank’s and the Named Executive Officers’ compensation with the Company’s performance over multiple time horizons and to align their interests with the interests of the Company’s stockholders. In addition, the Committee and the Independent Directors approved incentive awards to Mr. Fairbank and the Named Executive Officers for the 2012 performance year. The terms and conditions of these incentive awards are consistent with the 2012 compensation plans for Mr. Fairbank and the Named Executive Officers described in the Company’s proxy statement filed on March 23, 2012 (the “2012 Proxy Statement”), except as described below.

2012 Incentive Award for the Chief Executive Officer

In January 2012, the Committee and the Independent Directors approved a 2012 compensation plan for Mr. Fairbank that included the opportunity to be awarded restricted stock units (“RSUs”) in late 2012 or early 2013 based on the Company’s actual performance in 2012. After evaluating the Company’s performance in 2012, the Committee and the Independent Directors approved awards totaling $4,375,000. However, the Committee and the Independent Directors determined to award that amount using two vehicles: (i) an award of 38,841 RSUs and (ii) a deferred cash bonus in the amount of $2,187,500. The award of RSUs will vest in full in three years, settle in cash based on the Company’s average stock price over the twenty trading days preceding the vesting date and is subject to performance-based vesting provisions that are the same as those applicable to the stock option award granted to Mr. Fairbank for the 2013 performance year as described below. The cash bonus is mandatorily deferred for three years into the Company’s Voluntary Non-Qualified Deferred Compensation Plan and will pay out in February 2016. Both the award of RSUs and the deferred cash bonus are subject to new clawback provisions described in more detail below such that all of the RSUs and the deferred bonus (as adjusted for any investment gains or losses thereon) are at risk of complete forfeiture during the three-year deferral period.

2013 Chief Executive Officer’s Compensation Plan

Mr. Fairbank’s 2013 compensation plan consists of equity grants that are completely at-risk based on the Company’s performance, with payout opportunities deferred for three years, as well as an opportunity for an incentive award in late 2013 or early 2014 based on the Company’s actual performance in 2013. Under the plan, the Committee and the Independent Directors awarded Mr. Fairbank a performance share award providing the opportunity to receive from 0 to 150% of the target number of 155,363 shares of the Company’s common stock based on the Company’s performance over the three-year period beginning on January 1, 2013. The Company’s performance will be assessed on the basis of the Company’s Adjusted ROA relative to a peer group consisting of companies in the KBW Bank Sector index, excluding custody banks. After the end of the three-year performance period, the Committee will certify the Company’s performance and issue the corresponding number of shares of the Company’s common stock, if any. The number of shares that will be issued after the Committee certifies the Company’s performance will be reduced in the event that the Company’s Adjusted ROA for one or more fiscal years during the performance period is not positive regardless of how well the Company’s Adjusted ROA compares to the peer group. If the Company’s Adjusted ROA is not positive for all three fiscal years in the performance period, Mr. Fairbank will forfeit the entire award of performance shares. Under the terms of the applicable award agreement, “Adjusted ROA” means the ratio, expressed as a percentage, of (a) the Company’s net income available to common stockholders, excluding, on a tax-adjusted basis, the impact of (i) impairment or amortization of intangible assets and (ii) the credit portion of other than temporary impairment of the securities portfolio, to (b) the Company’s average tangible assets for the period. The performance shares are subject to the clawback provisions described in more detail below such that all of the performance shares are at risk of complete forfeiture during the three-year performance period. The performance shares are also subject to clawback in the event of a financial restatement by the Company as described in the 2012 Proxy Statement.

Mr. Fairbank also received a grant of 325,985 nonstatutory stock options at an exercise price of $56.32 per share (which was the fair market value of the Company’s common stock on the date of grant). The options will become fully exercisable three years from the date of grant and expire ten years from the date of grant. Mr. Fairbank can only realize value from the stock options if and to the extent the Company’s stock price increases after the date of grant and the market value of the stock exceeds the exercise price at the time the options are exercised. The stock options are subject to the clawback provisions described in more detail below such that all of the stock options are at risk of complete forfeiture during the three-year vesting period.

The stock option award is subject to performance-based vesting provisions. If the Company does not meet or exceed specified performance thresholds for Base ROA or Core Earnings for any fiscal year during the three-year vesting period, the number of options that will vest will be reduced. If the Company does not meet any of the performance thresholds for all three fiscal years during the three-year vesting period, Mr. Fairbank will forfeit the entire stock option award. The terms of the applicable award agreements define “Base ROA” as the ratio, expressed as a percentage, of (a) the Company’s net income available to common stockholders, excluding, on a tax-adjusted basis, the impact of any impairment of intangible assets, to (b) the Company’s average total assets for the period. “Core Earnings” means the Company’s net income available to common stockholders, excluding, on a tax-adjusted basis, the impact of (i) impairment or amortization of intangible assets, (ii) the credit portion of other than temporary impairment of the securities portfolio, (iii) the build or release of the allowance for loan and lease losses, calculated as the difference between the provision for loan and lease losses and charge-offs, net of recoveries, and (iv) the change in the combined uncollectible finance charge and fee reserve.

Mr. Fairbank also has an opportunity to receive an award in late 2013 or early 2014 based on the Company’s actual performance in 2013. Any such award will consist of deferred cash, a cash-settled award or both and will payout or vest after a three-year deferral period. The Committee and the Independent Directors’ determination regarding whether to make the award, the form of the award and the value of the award relative to the target amount of $4,375,000, will be based on a qualitative evaluation of multiple factors. The maximum value of the award, if granted, will not exceed two times the target value. The Company expects that any such award will be subject to clawback provisions similar to those described below.

2013 Named Executive Officers’ Compensation Plan

The 2013 compensation plan approved for the Named Executive Officers is substantially the same as the 2012 compensation plan. The Named Executive Officers’ total compensation is expected to be between $4.8 million and $6.7 million. Approximately 35% of each Named Executive Officer’s total compensation will be paid as base salary, with approximately 20% of such total compensation paid as regular cash salary throughout the performance year and 15% of such total compensation paid in the form of restricted stock units granted on January 31, 2013. The restricted stock units will vest on December 15, 2013, and settle in cash based on the Company’s average stock price for the twenty trading days preceding the vesting date.

Approximately 15% of each Named Executive Officer’s total compensation is expected to be delivered in the form of cash or cash-settled awards. The awards, if any, would be determined in late 2013 or early 2014 solely in the discretion of the Committee and the Independent Directors based on a variety of company performance factors assessing the Company’s actual performance in 2013. The Company expects that any such awards will be subject to clawback provisions similar to those described below.

The remaining 50% of the Named Executive Officers’ total compensation is expected to consist of equity incentive awards in the form of restricted stock and other equity-based awards that would be granted to the Named Executive Officers in late 2013 or early 2014. These equity awards, if any, will be granted to the Named Executive Officers solely in the discretion of the Committee and the Independent Directors and will be completely at-risk based on the individual executive’s performance in 2013. The Company expects that any such awards will be subject to performance-based vesting provisions as well as clawback provisions similar to those described below.

New Clawback Provisions

All incentive awards to Mr. Fairbank and to the Named Executive Officers granted on January 31, 2013, which includes the CEO awards described above as well as all incentive awards granted to the Named Executive Officers for the 2012 performance year, include new clawback provisions. These clawback provisions also apply to incentive awards that were granted to all other executive officers on that date. Under the new clawback provisions, the Committee will determine the amount of compensation to recover in the event that the Committee determines (i) there has been misconduct resulting in either a violation of law or of Company policy that in either case causes significant financial or reputational harm to the Company and (ii) either the executive committed the misconduct or failed in his or her responsibility to manage or monitor the applicable conduct or risks. The portions of all applicable incentive awards that are unvested at the time the Committee makes a determination to exercise the clawback provisions will be subject to recovery and at risk of complete forfeiture.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Dated: February 4, 2013	By:	/s/ John G. Finneran, Jr.
John G. Finneran, Jr.
General Counsel and Corporate Secretary

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